Exhibit 99.2
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In Connection with the quarterly report of CB Com, Inc. (the "Company") on Form 10-Q for the period ending June 30,2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Charles A. Lesser, Chief Financial Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




                             /s/ Charles A. Lesser
                             --------------------------------
                             Charles A. Lesser
                             Chief Financial Officer
                             CB Com, Inc.

                             August 19, 2002



















                      Celestial Based Communications (TM)
                      -----------------------------------
Los Angeles Office                                                Beijing Office
16830 Ventura Blvd. Suite 211                     9 East Tucheng Rd., Heping St.
Encino, California 91436               Chaoyang, District, Beijing, China 100013
Tel: (818) 461-0800 Fax: (818)461-0811   Tel: +8610-64201113 Fax: +8610-64201511
E-mail: corporate@cbcom.net